UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 27, 2014

Autoliv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Vasagatan 11, 7th Floor, SE-111 20

Box 70381,

SE-107 24, Stockholm, Sweden

(Address and Zip Code of principal executive offices)

+46 8 587 20 600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed, on February 18, 2014, a derivative lawsuit was filed in Delaware Chancery Court (Case No. 9359-VCP) by a purported stockholder of Autoliv, Inc. (“Autoliv” or the “Company”) against twelve of Autoliv’s current and former directors and officers. The complaint names the Company as a nominal defendant only. The complaint purports to allege claims against the individual defendants for breach of fiduciary duty, waste and unjust enrichment related to the Company’s U.S. antitrust litigation and seeks monetary and other relief on behalf of Autoliv against the individual defendants.

On October 3, 2014, the parties filed a Stipulation of Settlement (the “Stipulation”) that asks the Delaware court to approve the proposed settlement that will dismiss all claims in the complaint with prejudice. The court has scheduled a hearing on December 15, 2014 for approval of the settlement. Pursuant to the Stipulation, the Company agreed to institute various corporate governance reforms as specified in the Stipulation for a period of not less than two years. Subject to court approval, Autoliv agreed to pay plaintiff’s counsel attorneys’ fees and expenses in the aggregate amount of $495,000.

The current and former directors and officers named as defendants have denied and continue to deny all of the claims alleged against them, and neither the individual defendants nor the Company have admitted any fault, wrongdoing, or liability in connection with the Stipulation. The named defendants and the Company are settling the litigation to avoid the expenses, risk and uncertainty inherent in complex and continuing litigation.

Pursuant to the Stipulation, the Notice of Pendency and Proposed Settlement of Stockholder Derivative Action (the “Notice”) is attached to this Current Report on Form 8-K as Exhibit 99.1, and the Stipulation is attached hereto as Exhibit 99.2. The Notice and the Stipulation can also be viewed on Autoliv’s website at www.autoliv.com on the Investors page under the SEC filings. Any descriptions of the Notice and Stipulation set forth above are qualified in their entirety by the copies attached hereto or available on the Company’s website.

Item 9.01	Financial Statements and Exhibits.

(d)	EXHIBITS

99.1	Notice of Pendency and Proposed Settlement of Stockholder Derivative Action.

99.2	Stipulation of Settlement, dated October 3, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLIV, INC.

By:	/s/ Anthony J. Nellis
Name:	Anthony J. Nellis
Title:	Interim Vice President – Legal Affairs General Counsel and Secretary

Date: October 27, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Notice of Pendency and Proposed Settlement of Stockholder Derivative Action.

99.2	Stipulation of Settlement, dated October 3, 2014.